UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Bancorp, Inc.
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(Exact Name of Registrant as Specified in its Charter)

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The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

On April 2, 2018, The Bancorp, Inc., a Delaware corporation (the "Company"), filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company's 2018 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 on Wednesday, May 16, 2018 at 1:00 P.M., Delaware time.

Proposal 3 of the Proxy Statement is a vote to approve the Company's 2018 Equity Incentive Plan (the "Plan"), which is summarized in the Proxy Statement.  A copy of the Plan is attached to and made part of the Proxy Statement as Appendix A.  Included in the Plan summary contained in Proposal 3 of the Proxy Statement is a statement that the number of shares of Company stock, in the aggregate, that may be subject to stock options or restricted stock awards granted pursuant to the Plan to any one individual during any calendar year shall be 500,000 shares.  Upon further review, the language contained in the Plan itself may be interpreted in such a way as to conclude that the Company can award in excess of 500,000 shares to any one individual during any calendar year, which is the not the intent of the Plan.  Accordingly, the Company's Board of Directors has amended the Plan and has approved this Amendment No. 1 to the Proxy Statement (this "Amendment No. 1") for the sole purpose of clarifying Section 3.3 of the Plan to ensure that the Plan reflects the intention of the Company to limit the maximum aggregate amount of awards that may be granted to any one individual in a calendar year to be 500,000 shares.  The First Amendment to the Plan, as adopted by the Company's Board of Directors on May 2, 2018, is attached hereto as Annex I. Except as set forth on Annex I, all other terms and conditions in the Plan attached as Appendix A to the Proxy Statement shall remain in effect.

Except as specifically discussed above, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

May 2, 2018

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on May 16, 2018:

This Amendment No. 1, the Proxy Statement and the Company's Annual Report for the year ended December 31, 2017 are available at: http://www.snl.com/IRW/CustomPage/4054569/Index?KeyGenPage=203269

ANNEX I

FIRST AMENDMENT TO THE
THE BANCORP, INC.
2018 EQUITY INCENTIVE PLAN

This First Amendment (the "First Amendment") to The Bancorp, Inc. 2018 Equity Incentive Plan (the "Plan") is hereby adopted as of May 2, 2018 (the "Amendment Effective Date").

WHEREAS, The Bancorp, Inc. (the "Company") adopted the Plan on December 20, 2017, subject to stockholder approval of the Plan; and

WHEREAS, Section 6.1 of the Plan provides that the Company's board of directors (the "Board of Directors") may amend the Plan in certain respects; and

WHEREAS, the Board of Directors desires to amend the Plan in the manner contemplated hereby to clarify that the maximum number of shares of stock that may be subject to stock options, restricted stock units or restricted stock awards granted to any employee, officer or non-employee director during any calendar year shall be 500,000 shares.

NOW, THEREFORE, the Plan is hereby amended as follows, as of the Amendment Effective Date:

1.	Section 3.3 of the Plan is hereby amended and restated to read in its entirety as follows:

"Section 3.3          Individual Share Limitations.

(a)          The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option, Restricted Stock Award or Restricted Stock Unit granted to any one Employee or non-Employee Director pursuant to Section 3.2 during any calendar year shall be 500,000.

(b)          The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4."

2.	Except as set forth above, all other terms and conditions in the Plan shall remain in effect.

IN WITNESS WHEREOF, the Board of Directors has adopted this First Amendment as of the date first written above.

THE BANCORP, INC.
By:

Paul Frenkiel
Secretary